Exhibit 10.23

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “First Amendment”) is executed and agreed to by and between Nine Energy Service, LLC, a Delaware limited liability company (the “Company”), and Clinton Roeder (“Employee”), effective as of December 21, 2017 (the “Amendment Effective Date”). Nine Energy Service, Inc., a Delaware corporation (“Parent”), joins this agreement for the purpose of acknowledging and agreeing to Section 4.3(a) and Section 4.3(b), as amended hereby.

WHEREAS, the Company, Employee and Parent (for the limited purposes of acknowledging and agreeing to the provisions of Sections 4.3 and 6.1(b)(iii)) have heretofore entered into that certain Employment Agreement, executed as of November 20, 2017 and effective as of December 16, 2017 (the “Employment Agreement”); and

WHEREAS, the Company, Employee and Parent desire to amend the Employment Agreement in certain respects.

NOW, THEREFORE, in consideration of the premises set forth above and the mutual agreements set forth herein, the Company, Employee and Parent hereby agree that the Employment Agreement shall be amended as hereafter provided, effective as of the Amendment Effective Date:

1. Sections 4.3(a) and 4.3(b) of the Employment Agreement shall be deleted and the following shall be substituted therefor:

“(a) Employee shall purchase $300,000 worth of shares of Parent Common Stock at a cash purchase price of $300,000 during the 10-day period beginning on the earlier to occur of (i) the closing of an underwritten initial public offering of Parent Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended; or (ii) February 22, 2018 (the date of such purchase of Parent Common Stock, the “Funding Date”), based on the Fair Market Value (as defined in the Stock Incentive Plan) of Parent Common Stock as of the Funding Date on such terms and conditions as shall be set forth in a subscription agreement between Parent and Employee.

(b) In consideration of Executive entering into this Agreement and as an inducement for Executive to assume employment with the Company, as soon as reasonably practicable following the Funding Date, Parent shall grant the following awards to Executive pursuant to the Stock Incentive Plan:

(i) A one-time award of options to purchase 4,000 shares of Parent Common Stock (subject to adjustment in the event of changes to the shares of Parent Common Stock by reason of any recapitalization, reorganization, stock split, split-up, split-off, exchanges, or other relevant changes in capitalization of Parent in connection with an initial public offering of Parent Common Stock, as determined by the Board in its sole discretion) at an exercise price per share of

Parent Common Stock equal to the Fair Market Value of a share of Parent Common Stock on the applicable date of grant, which options shall (x) not be treated as incentive stock options within the meaning of Section 422(b) of the Code, (y) except as otherwise expressly provided in Section 6.1(b)(iii), become vested in three substantially equal installments on each of the first three anniversaries of the date of grant so long as Executive remains continuously employed by the Company or another member of the Company Group through each applicable vesting date; and (z) be subject to the terms and conditions of the Stock Incentive Plan and a Nonstatutory Stock Option Agreement to be entered into between Parent and Executive; and

(ii) A one-time restricted stock award of the number of restricted shares of Parent Common Stock with a Fair Market Value equal to $600,000 on the applicable date of grant, rounded to the nearest whole share, which award shall (x) except as otherwise expressly provided in Section 6.1(b)(iii), become vested in three substantially equal installments on each of the first three anniversaries of the date of grant so long as Executive remains continuously employed by the Company or another member of the Company Group through each applicable vesting date; and (y) be subject to the terms and conditions of the Stock Incentive Plan and a Restricted Stock Agreement to be entered into between Parent and Executive.”

2. Except as expressly modified by this First Amendment, the terms of the Employment Agreement shall remain in full force and effect and are hereby confirmed and ratified.

[Remainder of Page Intentionally Blank;

Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this First Amendment as of the Amendment Effective Date.

NINE ENERGY SERVICE, LLC

By:	/s/ Ann G. Fox
Ann G. Fox
President and Chief Executive Officer

For the purpose of acknowledging and agreeing to the amended Section 4.3(a) and Section 4.3(b):

NINE ENERGY SERVICE, INC.

By:	/s/ Ann G. Fox
Ann G. Fox
President and Chief Executive Officer

ACKNOWLEDGED AND AGREED:

/s/ Clinton Roeder
Clinton Roeder

December 21, 2017
Date

SIGNATURE PAGE TO

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT